SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(D)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 25, 2003

Offshore Logistics, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number 0-5232

Delaware	72-0679819
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

224 Rue de Jean P.O. Box 5C, Lafayette, Louisiana	70505
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (337) 233-1221

Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Item 5. OTHER EVENTS

            On June 25, 2003, Offshore Logistics, Inc. issued a press release announcing that it will redeem all of its outstanding 6% Convertible Subordinated Notes due 2003 and all of its outstanding 7 7/8% Senior Notes due 2008 on July 29, 2003. There are $90.9 million principal amount of 6% Convertible Subordinated Notes and $100.0 million principal amount of 7 7/8% Senior Notes outstanding. Redemption of the notes will be funded with a portion of the proceeds from the Company’s recent sale of $230.0 million principal amount of 6 1/8% Senior Notes due 2013.

            The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits. The following materials are filed as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit
99.1	Press Release dated June 25, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 25, 2003

OFFSHORE LOGISTICS, INC.
(Registrant)
/s/ H. Eddy Dupuis
H. Eddy Dupuis Chief Financial Officer